UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2013

XOMA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(510) 204-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Entry into a Material Definitive Agreement.

On August 19, 2013, XOMA Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC, as representative of the underwriters named therein (the “Underwriters”), relating to the offering and sale (the “Offering”) of 7,596,685 shares of the Company’s common stock.  The price to the public in this offering is $3.62 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $3.4028 per share.  The net proceeds to the Company are expected to be approximately $25.5 million after deducting underwriting discounts and commissions and estimated offering expenses.  The sale of such shares is expected to close on August 23, 2013, subject to customary closing conditions.   The Company has also granted the Underwriters a 30-day option to purchase an additional 1,139,502 shares at the same price to cover overallotments, if any, which option has been exercised in full.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-183486), including the prospectus dated September 7, 2012 contained therein, as the same has been supplemented.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.  The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.  A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in this Offering is attached as Exhibit 5.1 hereto.

Item 9.01.	Exhibits.

1.1	Underwriting Agreement, dated August 19, 2013

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2013	XOMA CORPORATION

	By:	/s/ Fred Kurland
Fred Kurland
Vice President, Finance, Chief
Financial Officer and Secretary

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated August 19, 2013

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)